Exhibit 99.1

Globus Medical Announces Acquisition of Robotics Developer Excelsius Surgical

Audubon, PA, January 8, 2014: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal implant manufacturer, today announced that it has acquired Excelsius Surgical. Excelsius Surgical is developing a next generation surgical robotic positioning platform for spine, brain and therapeutic markets. The Excelsius Surgical system is a robotic surgical aid for navigating and facilitating surgical access, implant sizing, positioning and placement, and is designed to enable surgeons to perform procedures more quickly and with greater accuracy, safety and reproducibility than is currently available in the marketplace today.

“We are very excited by the strategic fit and potential of Excelsius Surgical. Our product development efforts focus on products designed to minimize tissue disruption, blood loss and surgical complications, and we believe that the use of advanced technology solutions, such as the Excelsius Surgical system, will enable surgeons to consistently achieve better surgical outcomes,” said David Paul, Chairman and CEO of Globus. “Recent trends in the adoption of navigation technology as well as advancements in imaging only serve to reinforce our belief that technology will play an increasingly greater role in surgery in the future. We believe that this acquisition positions Globus to be a leader in this important area.”

Nicholas Theodore, MD, co-founder of Excelsius Surgical, commented, “We started Excelsius Surgical to develop a surgical technology that would improve clinical outcomes. We combined robotics and imaging with the goal of enabling surgeons to reproducibly and cost effectively perform robotically assisted, minimally invasive surgery with fewer complications and less trauma, as well as reducing radiation exposure for patients, surgeons and operating room personnel. We are proud of our development progress to date and believe that Globus will be a great partner to bring this technology to the market.”

The Excelsius Surgical robotic positioning system is being designed to integrate intra-operative digital imaging with a sophisticated robotic surgical assistant that maintains anatomical positioning during the surgery with sub-millimeter accuracy. The technology was developed in conjunction with Dignity Health's Barrow Neurological Institute at St. Joseph's Hospital and Medical Center in Phoenix, AZ. Co-founders Neil R. Crawford, PhD, Associate Professor of Spinal Biomechanics at Barrow, and Nicholas Theodore, MD, neurosurgeon and Chief of Spine Surgery at Barrow, led the development of the technology.

Financial terms of the transaction were not disclosed. Globus expects to obtain FDA clearance to market the robotic positioning system in 2015, with commercial sales expected in 2016. The potential dilutive impact of continued development expenses to Globus’ EPS in 2014 is estimated to be 5-7 cents per fully diluted share.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

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uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com